Exhibit 5.1

HUNTON & WILLIAMS LLP

RIVERFRONT PLAZA, EAST TOWER

951 EAST BYRD STREET

RICHMOND, VIRGINIA 23219

September 27, 2004

Board of Directors

NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

Post-Effective No. 1 to Registration Statements on Form S-8

Relating to Savings Plan for the Employees of

NewMarket Corporation and Affiliates

Ladies and Gentlemen:

We have acted as counsel for NewMarket Corporation, a Virginia (the “Company”), in connection with Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (Registration Nos. 333-98435 and 333-60889) (collectively, the “Registration Statements”) filed by the Company on or about September 27, 2004 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to shares of the Company’s common stock, without par value (the “Shares”), issuable pursuant to the Savings Plan for the Employees of NewMarket Corporation and Affiliates, formerly known as the Savings Plan for the Employees of Ethyl Corporation (the “Plan”), as referenced in the Registration Statements. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of the Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Board of Directors

NewMarket Corporation

September 27, 2004

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to Post-Effective Amendment No. 1 to the Registration Statements. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP